EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Northern Technologies International Corporation on Form S-8 relating to the Northern Technologies International Corporation 1994 Stock Incentive Plan of our report dated November 19, 1999, appearing in the Annual Report on Form 10-KSB of Northern Technologies International Corporation for the fiscal year ended August 31, 1999.



/s/ Deloitte & Touche LLP
Minneapolis, Minnesota
November 19, 1999